Exhibit 10.39 Modification to Operating Agreement for Health Diagnostic Management, LLC

MODIFICATION AND AMENDMENT

Modification and Amendment effective as of February 13, 2013, to the Limited Liability Company Operating Agreement (the “Operating Agreement”) of Health Diagnostics Management, LLC (“HDM”).

W I T N E S S E T H :

WHEREAS, Article V, Section 9 of the Operating Agreement states, among other things that the depreciation of the assets of the Company shall be allocated solely to the Class A Members of HDM, as provided therein;

WHEREAS, it was the intention of the parties that amortization, as well as depreciation, be so allocated solely to the Class A Members of HDM; and

WHEREAS, the Class B Member of HDM acknowledges that the amortization should be so allocated solely to the Class A Members;

NOW THEREFORE, in consideration of the premises, representations and covenants contained herein:

1. Amortization to be Allocated Solely to the Class A Members. The depreciation and amortization of the assets of the Company shall be allocated solely to the Class A Members, unless and until their interests have been redeemed by HDM in full, and Article V, Section 9 of the Operating Agreement shall be deemed to read in full as follows:

“Except as set forth herein, the profits and losses and all items of income, gain or loss,

deduction or other allocations of this Company, shall be allocated among the members in the same proportions as their membership interests in the Company bear to all the Class A and Class B membership interests of the Company in the aggregate outstanding. Notwithstanding the foregoing, all of the depreciation and amortization of the assets of the Company shall be allocated solely to the Class A Members, unless and until their interests have been redeemed by the Company in full, pursuant to the provisions of this Agreement.”

2. Renunciation of Class B Member. The Class B Member of HDM hereby agrees that the depreciation and amortization of the assets of HDM, shall be allocated solely to the Class A Members of HDM, as provided in Section 1 of this Amendment, unless and until their interests have been redeemed in full by HDM.

3. Effect of Amendment. Except to the extent modified by this Amendment, the terms and conditions of the Operating Agreement shall remain in full force and effect.

4. Applicable Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment shall be effective as of the effective date first above written.

HEALTH MANAGEMENT CORPORATION OF AMERICA

(Sole Class B Member)